Exhibit 107.1

Calculation of Filing Fee Table

Form SF-1

(Form Type)

Pacific Gas and Electric Company (Exact name of registrant, sponsor and depositor as specified in its charter)	PG&E Wildfire Recovery Funding LLC (Exact name of registrant and issuing entity as specified in its charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (1)
Fees to Be Paid	Asset-Backed Securities	Senior Secured Recovery Bonds, Series 2022-A	457(o)	$3,000,000,000	100%	$3,000,000,000	0.0000927	$278,100.00
Fees Previously Paid	Asset-Backed Securities	Senior Secured Recovery Bonds, Series 2022-A	457(o)	$1,000,000	100%	$1,000,000	0.0000927	$92.70
Total Offering Amount						$3,000,000,000		$278,100.00
Total Fees Previously Paid								$92.70
Total Fee Offsets (2)								$31,703.49
Net Fee Due								$246,396.51

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

$92.70 was previously paid in connection with the initial filing of this Registration Statement. In addition, pursuant to Rule 457(p) of the Securities Act of 1933, as amended, the registration fee for this Registration Statement is being offset by the unused registration fee of $31,703.49 (the “Available Registration Fee”) associated with unsold Senior Secured Recovery Bonds, Series 2021-A (the “Unsold Securities”) offered pursuant to the Registration Statement Nos. 333-256944 and 333-256944-01 filed by PG&E Recovery Funding LLC, as registrant and issuing entity and Pacific Gas and Electric Company, as registrant, sponsor and depositor, initially filed on June 9, 2021 and which became effective on October 26, 2021 (the “2021 Registration Statement”). The Available Registration Fee is equal to $31,703.49 of registration fees associated with $343,001,000 of Unsold Securities registered under the 2021 Registration Statement. Pursuant to Rule 457(p) of the Securities Act of 1933, as amended, $131,290.94 of fees that were previously paid in respect of securities that were previously registered by PG&E Corporation and Pacific Gas and Electric Company, as registrants, pursuant to Registration Nos. 333-236629 and 333-236629-01, declared effective on June 9, 2020, and not issued or sold thereunder were carried forward and applied against the entirety of the registration fee used for the 2021 Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Pacific Gas and Electric Company PG&E Recovery Funding LLC	SF-1	333-256944 333-256944-01	June 9, 2021		$31,703.49	Asset- Backed Securities	Senior Secured Recovery Bonds, Series 2021-A	$343,001,000	$343,001,000
Fee Offset Sources (1)					November 8, 2022						$31,703.49

(1)	The Registrants have completed the offering that includes the Unsold Securities under the 2021 Registration Statement.